Exhibit 99


SPRINT LOGO                                           NEXTEL LOGO


Sprint Media Contact:                          Nextel Media Contact:
Nick Sweers, 913-794-3460                      Russell Wilkerson, 703-433-3063
nicholas.sweers@sprint.mail.com                albert.wilkerson@nextel.com

                  SPRINT AND NEXTEL COMMUNICATIONS ANNOUNCE NEW
                BRANDING AND LOGO TO BE USED BY COMBINED COMPANY

   Broad market appeal of Sprint brand to lead combined company's go-to-market presence; Nextel to be prominently promoted as a product-line

OVERLAND PARK, Kan., and RESTON, Va. - June 23, 2005 - Sprint (NYSE: FON) and Nextel Communications Inc. (NASDAQ: NXTL) today announced details surrounding the brand strategy and logo to be used upon completion of the companies' merger, expected in the third quarter of 2005, pending shareholder and regulatory approvals. The new go-to-market brand name of the combined Sprint Nextel will be Sprint, with the Nextel name continuing as a key product brand.

The two companies announced their agreement to merge on Dec. 15, 2004, with a commitment to create America's premier communications company -- offering a comprehensive range of wireless and wireline services to consumer, business and government customers.

"The companies are in the enviable position of possessing two incredibly valuable brands with overwhelming positive and powerful equity in the marketplace," said Mark Schweitzer, designated Chief Marketing Officer for the new company and Nextel's current senior vice president of marketing. "Our brand strategy and logo will integrate the most valuable assets of each company's identity."

The Sprint Master Brand
Given its broad market awareness and its history of innovation, the Sprint name was chosen as the lead go-to-market brand name for the new company. Combining the rich attributes of the Sprint brand with the entrepreneurial, instant-communications traits represented by highlighting Nextel's presence in the product line offers strong positioning for the combined company. This approach was validated through consultation with research firms specializing in brand and name recognition, and with customers and employees, confirming Sprint's consistent ratings as one of the most recognized communications brands in the United States. "The Sprint name, brand attributes and the sentiment they evoke in minds of consumers are relevant today and provide a great foundation for the future. The combination of these characteristics of the Sprint name with the infusion of Nextel's professional-grade characteristics and key elements of the Nextel visual identity are consistent with what the new company aspires to be in the future," said Schweitzer.


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SPRINT LOGO                                           NEXTEL LOGO

Nextel as a Product Brand
Nextel, which currently enjoys among the highest loyalty ratings with customers in the wireless industry, is synonymous with wireless business-oriented products and services such as Nextel's instant, nationwide, digital walkie-talkie service. The combined company will employ the Nextel name as a product brand within the Sprint service portfolio for services provided on Nextel's iDEN network. Solutions carrying the Nextel brand will be geared toward selected businesses, public-sector customers and those high-value individuals who have proven to be avid users of Nextel services.

The New Logo
Blending elements of Sprint's signature "pin drop" - representing clarity - and Nextel's bold yellow and black colors - which command attention - the new logo is a powerful symbol for the new Sprint as a forward-moving, energetic and dynamic brand. Additionally, in advertising, the new Sprint visual treatment will include the line, "Together with Nextel," as a reminder of the equity of these two strong brands coming together as one. Separately, in advertising featuring Nextel products and services in the combined company's markets, there will be a Nextel visual treatment that uses the current Nextel logo with the language "Together with Sprint."

NASCAR NEXTEL Cup Series (TM)
The new company will be committed to its partnership with NASCAR and its more than 75 million fans. The NASCAR NEXTEL Cup Series (TM) will maintain its current series branding through 2006, and decisions regarding the series name and branding beyond that season are expected to be made prior to the NASCAR NEXTEL Cup Series season opener in 2006.

About Sprint Nextel
Sprint Nextel Corporation will serve as the corporate name of the combined company once the merger is approved.

About Sprint
Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

About Nextel Communications
Nextel Communications, a FORTUNE 200 company based in Reston, Va., is a leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the country covering thousands of communities


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SPRINT LOGO                                           NEXTEL LOGO

across the United States. Today 95 percent of FORTUNE 500 companies are Nextel customers. Nextel and Nextel Partners, Inc. currently serve 297 of the top 300 U.S. markets where approximately 263 million people live or work.

"Safe Harbor" Statement under the Private Securities Litigation
Reform Act of 1995
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the merger of Sprint and Nextel, future technology plans, and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of Sprint and Nextel and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Sprint's and Nextel's respective reports filed with the SEC, including each company's annual report on Form 10-K for the year ended December 31, 2004 as amended, and their respective quarterly reports on Form 10-Q for the quarterly period ended March 31, 2005. This document speaks only as of its date, and Sprint and Nextel each disclaims any duty to update the information herein.

Additional Information and Where to Find It
Sprint Corporation has filed a Registration Statement on Form S-4 with the SEC (Reg. No. 333-123333) containing a definitive joint proxy statement/prospectus regarding the proposed transaction. SHAREHOLDERS OF SPRINT AND SHAREHOLDERS OF NEXTEL ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT BECAUSE THEY CONTAIN IMORTANT INFORMATION ABOUT THE COMBINATION. The definitive joint proxy statement/prospectus has been mailed to shareholders of Sprint and shareholders of Nextel. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov, from Sprint Investor Relations at Sprint Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, 800-259-3755, option 1 or from Nextel Investor Relations at 2001 Edmund Halley Drive, Reston, Virginia 20191, 703-433-4300.

Participants in Solicitation
Sprint, Nextel and their respective directors and executive officers, other members of management and employees and the proposed directors and executive officers of the combined company, may be deemed to be participants in the solicitation of proxies in


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SPRINT LOGO                                           NEXTEL LOGO

respect of the combination. Information concerning the proposed directors and executive officers of the combined company, Sprint's and Nextel's respective directors and executive officers and other participants in the proxy solicitation, including a description of their interests, is included in the definitive joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4.